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                                                                    EXHIBIT 10.4

                        LICENSE AND OPERATING AGREEMENT

      THIS LICENSE AND OPERATING AGREEMENT, made this 28th day of January, 1998 ("L&O Agreement") is by and between Consolidated Edison Company of New York, Inc., a corporation organized under the laws of the State of New York, with offices at 4 Irving Place, New York, NY 10003 ("Con Edison") and Telergy Metro, LLC, a limited liability company organized and existing under the laws of the State of New York, with offices at 5784 Widewaters Parkway, Syracuse, New York 13214 ("Telergy Metro").

      WHEREAS, Telergy Metro desires to construct, install, operate, and maintain a certain portion of a fiber optic network (such portion being defined below as the "Backbone Network") in, on or through certain property owned by Con Edison (such property being defined below as the "Licensed Property");

      WHEREAS, Telergy Metro desires to construct, install, operate, and maintain certain extensions of the Backbone Network (such extensions of the Backbone Network being defined below as "Spur Routes");

      WHEREAS, Con Edison, in accordance herewith, desires to grant certain rights to permit the Backbone Network and any Spur Route(s) as may, in the future, be agreed upon by the parties in accordance with this L&O Agreement, to be constructed, installed, maintained, and operated in, on, over, or through the Licensed Property;

      NOW, THEREFORE, in consideration of the premises and covenants contained herein, Con Edison and Telergy Metro agree as follows:

                             Section 1 - DEFINITIONS

      For the purposes of this L&O Agreement, the following definitions apply:

      "Backbone Network" means no more than [***] Fiber Optic Cables located in, on, over, or through the Licensed Property described in Exhibit 1 hereof together with the terminating lightwave distribution patch panels required at the sites listed in Exhibit 3 hereof in connection with any Equivalent Compensation consisting of the use of single mode dark fiber strands that is to be provided to Con Edison with regard to such Backbone Network and the duct or other conduit as well as the fiber optic facilities necessary to properly connect such distribution patch panels with such single mode dark fiber strands in such Fiber Optic Cables; it being understood and agreed that: (a) the number of Fiber Optic Cables that will be permitted, subject to such maximum number of


Confidential
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       omitted on this page. The omitted portions have been filed separately with the Securities and Exchange Commission.
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[***] (but in any event no fewer than [***] such Fiber Optic Cable), shall be determined by Con Edison based on prudent engineering principles and taking into account, without limitation, the design, condition and other characteristics of the Licensed Property in, on, over, or through which the Backbone Network shall be located (but the number of Fiber Optic Cables, up to such permitted number so determined by Con Edison, that actually will be located in, on, over, or through the Licensed Property described in Exhibit 1 shall be determined by Telergy Metro); (b) all such permitted Fiber Optic Cables shall, when the Licensed Property consists of poles or underground ducts, be located together in, on, over, or through the same selected pole or underground duct (and such duct's associated manholes), as applicable, and (c) all such permitted Fiber Optic Cables shall, when the Licensed Property consists of transmission towers or transmission rights-of-way be located and routed in, on, over, or through such transmission towers and transmission tower rights-of-way as described in
Exhibit 1;

      "Fiber Optic Cable" means All Dielectric Self Supporting (ADSS) fiber optic cable with a maximum outside diameter of one and one quarter (1 1/4) inches and the associated splicing enclosures when such Fiber Optic Cable is located on or between transmission towers or between a transmission tower and another structure comprising Licensed Property and otherwise means fiber optic cable with a maximum outside diameter of one inch and the associated splicing enclosures; it being understood and agreed that, in accordance with the construction/installation requirements that are referenced in Section 23 hereof, the actual outside diameter of Fiber Optic Cable that will be permitted, subject to such maximum outside diameter of one inch, shall be determined by Con Edison based on prudent engineering principles and taking into account, without limitation, the design, condition and other characteristics of the Licensed Property in, on, or through which the Backbone Network and any Spur Routes shall be located and the design, condition and other characteristics of the Backbone Network and any Spur Routes;

      " PSC Approval" means (a) a written order of the New York State Public Service Commission ("PSC") approving this L&O Agreement without any modification to this L&O Agreement, in which case the date of such PSC Approval shall be the date of such written order or (b) a written order of the PSC approving this L&O Agreement with any modification(s) to this L&O Agreement; provided that each party, in its respective sole discretion which is not to be judged by any standard of reasonableness or any similar standard, agrees to accept each such modification to this L&O Agreement in a signed writing between the parties that is entered into no later than the earlier of (y) sixty (60) days after the date of such order or (z) within such time as such order requires Con Edison to agree to such modification(s), in which case the


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date of such PSC Approval shall be the date of such agreement of the parties to accept such modification(s).

      "Licensed Property" means the Con Edison transmission towers, transmission tower rights-of-way, poles, and underground ducts (and such ducts' associated manholes) described in Exhibit 1 hereof, in, on, over, or through which the Backbone Network shall be located as described in Exhibit 1 hereof and any Con Edison transmission towers, transmission tower rights-of-way, poles, underground ducts (and such ducts' associated manholes), and service entrance pipes (and such pipes' associated service boxes) described in Exhibit 2 hereof, in on, over, or through which any Spur Routes shall be located; it being understood and agreed that: (a) the Con Edison transmission towers and transmission tower rights-of-way comprising a portion of the Licensed Property are described in
Exhibit 1 regarding the Backbone Network and Exhibit 2 as it may be amended regarding any Spur Routes; (b) the general street path of the poles and underground ducts (and such ducts' associated manholes) comprising the balance of the Licensed Property regarding the Backbone Network are described in Exhibit 1 and the general street path of the poles, underground ducts (and such ducts' associated manholes), and service entrance pipes (and such pipes' associated service boxes) comprising the balance of the Licensed Property regarding any Spur Routes are described in Exhibit 2 as it may be amended; (c) during construction and/or installation of the Backbone Network, Con Edison, in its sole discretion (which is not to be judged by any standard of reasonableness or any other similar standard), shall select the precise poles and underground ducts (and such ducts' associated manholes) along such general street path (except if a pole or underground duct along such general street path is not available in which case an available pole or duct in a street in close proximity to such general street path shall be so selected) and the specific location or locations on the transmission towers and the transmission towers rights-of-way in, on, over, or through which the Backbone Network shall be located; (d) during construction of any Spur Route, Con Edison, in its sole discretion (which is not to be judged by any standard of reasonableness or any other similar standard), shall select the precise poles, underground ducts (and such ducts' associated manholes) and service entrance pipes (and such pipes' associated service boxes) along such general street path (except if a pole or duct or service entrance pipe along such general street path is not available in which case an available pole or duct or service entrance pipe in a street in close proximity to such general street path shall be so selected) and the specific location or locations on the transmission towers and the transmission towers rights-of-way in, on, over, or through which any Spur Routes shall be located; provided, however, that
(y) the precise underground ducts that shall be selected shall be at least three
(3) inches in inside diameter (and with respect to the Backbone Network, Con


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Edison shall make reasonable effort to select ducts that are at least three and one-half (3 1/2) inches in inside diameter), and (z) insofar as the termination of the Backbone Network at [***] is concerned, an unoccupied Con Edison underground duct in an existing underground duct bank that (i) contains such an unoccupied underground duct, (ii) contains underground ducts occupied by primary voltage electric feeders, and (iii) is the closest of the underground duct banks that satisfy (i) and (ii) immediately above to the point of entry selected by Telergy Metro for the building address of [***], will be selected (the "[***] Requirement").

      "Spur Route" means an extension to the Backbone Network that (a) connects directly or indirectly with such Backbone Network; (b) is agreed upon by the parties pursuant to paragraph D of Section 2 hereof; and (c) is comprised of (i) no more than [***] Fiber Optic Cables located in, on, over, or through such Licensed Property as may be agreed upon by the parties pursuant to paragraph D of Section 2 hereof and described in Exhibit 2 hereof, as it may be amended; and
(ii) any terminating lightwave distribution patch panels required at the sites listed in the written agreement of the parties pursuant to Paragraph D of
Section 2 hereof in connection with any Equivalent Compensation consisting of the use of single mode dark fiber strands that is to be provided to Con Edison with regard to such Spur Route and the duct or other conduit as well as the fiber optic facilities necessary to properly connect any such distribution patch panels with such single mode dark fiber strands in such Fiber Optic Cables; it being understood and agreed that: (w) the number of Fiber Optic Cables that will be permitted, subject to such maximum number of [***] (but in any event no fewer than [***] such Fiber Optic Cable), shall be determined by Con Edison based on prudent engineering principles and taking into account, without limitation, the design, condition and other characteristics of the Licensed Property in, on, over, or through which any Spur Route shall be located (but the number of Fiber Optic Cables, up to such permitted number so determined by Con Edison, that actually will be located in, on, over, or through the Licensed Property described in Exhibit 2 hereof as it may be amended shall be determined by Telergy Metro); (x) all such permitted Fiber Optic Cables shall, when the Licensed Property consists of poles or underground ducts, be located together in, on, over, or through the same selected pole or underground duct (and such duct's associated manholes), as applicable; (y) a maximum of [***] Fiber Optic Cable shall be permitted in or through any Licensed Property consisting of a service entrance pipe and such pipe's associated service box; and (z) the permitted Fiber Optic Cables shall, when the Licensed Property consists of transmission towers or transmission rights-of-way, be located and routed in, on, over, or through such transmission towers or transmission tower rights-of-

[***] Confidential treatment has been requested with respect to material omitted on this page. The omitted portions have been filed separately with the Securities and Exchange Commission.


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way as described in Exhibit 2 as it may be amended.

              Section 2 - GRANT OF RIGHT TO USE CON EDISON PROPERTY

      A. Subject to all of the terms and conditions of this L&O Agreement, including but not limited to the construction/installation requirements and the maintenance requirements referenced in Section 23 hereof, Con Edison hereby grants to Telergy Metro a non-exclusive license to construct, install, operate and maintain the Backbone Network in, on, over, or through the Licensed Property described in Exhibit 1 hereof and any Spur Routes in, on, over, or through any Licensed Property described in Exhibit 2 hereof as it may be amended (the "License Grant"), it being understood and agreed that: (a) the Con Edison transmission towers and transmission tower rights-of-way comprising a portion of the Licensed Property are described in Exhibit 1 regarding the Backbone Network and Exhibit 2 as it may be amended regarding any Spur Routes; and (b) the general street paths of the poles and underground ducts (and such ducts' associated manholes) comprising the balance of the Licensed Property regarding the Backbone Network are described in Exhibit 1 and the general street path of the poles, underground ducts (and such ducts' associated manholes), and service entrance pipes (and such pipes' associated service boxes) comprising the balance of the Licensed Property regarding any Spur Routes are described in Exhibit 2 hereof as it may be amended; (c) during construction of the Backbone Network and any Spur Routes, Con Edison, in its sole discretion (which is not to be judged by any standard of reasonableness or any other similar standard), shall select the precise poles and underground ducts (and such ducts' associated manholes) along such general street path (except if a pole or underground duct along such general street path is not available in which case an available pole or underground duct in a street in close proximity to such general street path shall be so selected) and the specific location or locations on the transmission towers and the transmission towers rights-of-way in, on, over, or through which the Backbone Network shall be located; (d) during construction of any Spur route, Con Edison, it its sole discretion (which is not to be judged by any standard of reasonableness or any similar standard), shall select the precise poles, underground ducts (and such ducts' associated manholes) and service entrance pipes (and such pipes' associated service boxes) along such general street path (except if a pole or duct or service entrance pipe along such general street path is not available in which case an available pole or duct or service entrance pipe in a street in close proximity to such general street path shall be so selected) and the specific location or locations on the transmission towers and the transmission towers rights-of-way in, on, over, or through which any Spur Routes shall be located; provided, however, that (y) the precise underground ducts that shall be selected shall be at least [***] in inside diameter (and with regard to

[***] Confidential treatment has been requested with respect to material omitted on this page. The omitted portions have been filed separately with the Securities and Exchange Commission.



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the Backbone Network, Con Edison shall make reasonable effort to select underground ducts that are at least [***] in inside diameter), and (z) insofar as the termination of the Backbone Network at [***] is concerned, the [***] Requirement as previously defined shall be complied with. No right to locate any structure, equipment, facilities, or other property of Telergy Metro besides the Backbone Network and any Spur Routes in, on, over, or through the Licensed Property is granted hereby and no right in or with regard to any property besides the Licensed Property is granted hereby.

      B. Without limitation of any other condition, limitation, or restriction imposed by this L&O Agreement or any other agreement between the parties, the use of the Licensed Property permitted hereunder is restricted to constructing, installing, operating, and maintaining the Backbone Network and any Spur Route(s) for the purpose of providing wholesale and retail voice, data and video telecommunications services (as such services currently exist or as they evolve through technology) utilizing the single mode dark fiber strands contained in the Fiber Optic Cable (including leasing or licensing single mode dark or lit fiber strands) to the extent that such activity does not interfere with any existing or future generation, transmission, or distribution of electricity, gas, or steam by Con Edison or by any existing or future parent, subsidiary, or affiliate of Con Edison or with any existing or future customer service work related to, arising from, or connected with such generation, transmission, or distribution (the "Permitted Use"). No such lease or license of single mode dark or lit fiber strands and no use of such single mode dark or lit fiber strands by any such lessee or licensee shall release or relieve Telergy Metro from any obligation pursuant to this L&O Agreement. No such lease or license and no such use by any such lessee or licensee shall create any contractual rights in any such lessee or licensee against Con Edison and Con Edison shall have no obligation or liability whatsoever to any such lessee or licensee based on contract, tort (including without limitation strict products liability, negligence, and gross negligence), warranty, or otherwise arising from or relating to any such lease or license, any such use by any such lessee or licensee, this L&O Agreement, the Licensed Property, the Backbone Network, or any Spur Route. In any such lease or license, Telergy Metro shall advise such lessor or licensee that the single mode dark or lit fiber strands which are the subject of the lease or license are in close proximity to electrical cables that are subject to fault, burnout, or other malfunction which can result in damage, destruction, or disruption to such single mode dark or lit fiber strands and that as part of the lease or license, such lessee or licensee assumes all risk of such damage, destruction, or disruption. The Licensed Property may not be used by Telergy Metro or its permitted successor or

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      Securities and Exchange Commission.


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assigns for any purpose other than the Permitted Use.

      C. Nothing herein shall be construed as a grant by Con Edison of any exclusive right or privilege to Telergy Metro. Nothing herein shall be construed as a grant of any interest in real property. Without limitation of any other right of Con Edison hereunder, Con Edison and, to the extent permitted by Con Edison, any existing or future parent, subsidiary, affiliate or successor or assign of Con Edison (collectively, the "Con Edison Entities", it being understood and agreed that for purposes of this L&O Agreement, Telergy Metro shall not be deemed to be a subsidiary or an affiliate of Con Edison or one of the Con Edison Entities) has the right to use all or part of the Licensed Property for any existing or future generation, transmission, or distribution of electricity, gas, or steam or for any existing or future customer service work or responsibility related to, arising from, or connected with such generation, transmission, or distribution (collectively, "Use For Public Utility Functions") and the License Grant and Permitted Use are subject and subordinate to Use For Public Utility Functions. In addition to being subject and subordinate to Use For Public Utility Functions, the License Grant and the Permitted Use also are subject to and subordinate to all contracts, mortgages, liens, encumbrances, restrictions, leases, licenses, easements, rights, or privileges of any nature heretofore or hereafter granted, given, entered into, incurred, or suffered by any of the Con Edison Entities, or arising pursuant to law which affect the Licensed Property or the Permitted Use and all existing and future uses by Con Edison of the Licensed Property; provided, however, that, except as otherwise permitted by this L&O Agreement or required by law, from the date of this L&O Agreement until its expiration or earlier termination, Con Edison shall not grant or give to third parties other than to any of the Con Edison Entities for Use For Public Utility Functions any right or privilege to use the Licensed Property which substantially interferes with or precludes the Permitted Use of the Licensed Property.

      D. The License Grant shall be extended to any Spur Routes the location of which, all issues pertaining to the Preconstruction Compensation to be paid for which, and other parameters of which Telergy Metro and Con Edison may mutually agree in their respective sole discretion, which is not to be judged by any standard of reasonableness or any similar standard. To be effective, any such agreement must be documented in a writing signed by authorized representatives of both parties which describes the Licensed Property in, on, over, or through which the Spur Route will be located, the Preconstruction Compensation agreed upon, and any Equivalent Compensation (and the value thereof) that Con Edison may elect to receive, pursuant to Exhibit 3 hereof, in lieu of any or all of the Compensation otherwise payable for such Spur Route in, on, over, or through the Licensed


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Property. In the event of any such agreement of the parties concerning any such
Spur Route, Exhibit 2 of this L&O Agreement shall be deemed amended by the addition thereto of the description of the general path of the Licensed Property in, on, over, or through which the Spur Route shall be located.

      E. Although Con Edison transmission towers, poles or other facilities or property containing high voltage transmission (69 kV or higher) electric lines ("High Voltage Facilities") may be part of the Licensed Property such that the Backbone Network and any Spur Route(s) may be constructed, installed, maintained, and operated in, on, or through such High Voltage Facilities (i.e., xthe Licensed Property in, on or through which the Backbone Network and any Spur Routes may be located in part may include such High Voltage Facilities), it is understood and agreed that, subject to the construction/installation requirements and the maintenance requirements referenced in Section 23 hereof, Telergy Metro is granted no right to physically access High Voltage Facilities for any purpose other than to construct, install, maintain and operate splice enclosures that shall be mounted on the legs of transmission towers as required by Con Edison. Access to such High Voltage Facilities for purposes of constructing, installing, and maintaining any portion of the Backbone Network and any portion of any Spur Route(s) is reserved solely to Con Edison and Con Edison's contractors, except to the extent that the construction/installation requirements and/or maintenance requirements referenced in Section 23 hereof otherwise provide. Construction, installation, maintenance and operation of any portion of the Backbone Network or any portion of any Spur Routes in, on, over, or through such High Voltage Facilities shall be in accordance with the construction/installation requirements and the maintenance requirements referenced in Section 23 hereof.

      F. Except as provided in Paragraph E of this Section and except to the extent that access restrictions or limitations for a specific portion or portions of the Licensed Property are set forth in Exhibits 1 or 2 hereof, the License Grant to Telergy Metro, subject to the construction/installation requirements and the maintenance requirements referenced in Section 23 hereof, all applicable federal, state, and local laws, executive orders, regulations, ordinances, rules, and safety codes, and the terms and conditions of all applicable governmental and non-governmental franchises, permits, authorizations, and approvals, shall include the right to access the Licensed Property 7 days a week, 24 hours a day for the purpose of constructing, installing maintaining and operating the Backbone Network or any Spur Route.

      G. Other than the right to use the Licensed Property for the Permitted Use in accordance with the terms and conditions hereof, including but not limited to the construction/installation requirements and the maintenance requirements referenced in


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Section 23 hereof, this L&O Agreement does not grant any right to use any Con
Edison property for any purpose.

      H. Nothing in this L&O Agreement obligates Con Edison to provide any utilities including, without limitation, any water, electricity, gas, steam, or storm or sanitary sewer service ("Utilities") to, or for the benefit of Telergy Metro. Telergy Metro shall be solely responsible for obtaining, at its sole expense, any Utilities that it requires. In connection with obtaining the Utilities that it requires, Telergy Metro shall, at its sole expense, satisfy any conditions and requirements of the providers of the Utilities and any conditions and requirements of Con Edison. Con Edison makes no representation or warranty concerning the availability or suitability of any Utilities, the cost of obtaining any Utilities, or the ability of the Licensed Property to be connected to any Utilities.

              Section 3 - NO WARRANTIES FROM CON EDISON CONCERNING

      LICENSED PROPERTY OR PERMITTED USE; TELERGY METRO'S SATISFACTION WITH THE LICENSED PROPERTY; TELERGY METRO'S ACKNOWLEDGMENT CONCERNING RISK OF DAMAGE TO BACKBONE NETWORK AND SPUR ROUTES FROM ELECTRICAL FEEDERS

       A. Con Edison does not make, and hereby disclaims, any express, implied, statutory, or common law warranty, guaranty or representation concerning the Licensed Property or its suitability for the Permitted Use. WITHOUT LIMITATION OF THE GENERALITY OF THE FOREGOING, CON EDISON DOES NOT MAKE, AND HEREBY DISCLAIMS ANY EXPRESS, IMPLIED, STATUTORY, OR COMMON LAW WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      B. Telergy Metro represents that it has visited, examined, and/or analyzed the Licensed Property, has knowledge of all limitations, restrictions, and conditions, legal, physical, or otherwise, concerning the Licensed Property including, without limitation, such limitations, restrictions and conditions as may affect the suitability of the Licensed Property for the Permitted Use, and that Telergy Metro is satisfied with the suitability of the Licensed Property for the Permitted Use. TELERGY METRO ACKNOWLEDGES THAT THE BACKBONE NETWORK AND ANY SPUR ROUTES WILL BE LOCATED IN, ON, OVER, OR THROUGH LICENSED PROPERTY THAT IS IN CLOSE PROXIMITY TO ELECTRICAL CABLES THAT ARE SUBJECT TO FAULT, BURNOUT OR OTHER MALFUNCTION WHICH CAN RESULT IN DAMAGE, DESTRUCTION OR DISRUPTION TO THE BACKBONE NETWORK AND ANY SPUR ROUTES AND THAT, WITHOUT LIMITATION OF SECTION 12 HEREOF, THE RISK OF SUCH DAMAGE, DESTRUCTION OR DISRUPTION IS A RISK COVERED BY
SECTION 12 HEREOF.

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                                Section 4 - TERM

      This L&O Agreement shall have an "Initial Term" of twenty-five (25) years commencing on the date of PSC Approval. Upon written notice to Con Edison that is received during the period commencing with the date that is twenty-four (24) years after the Initial Term commences and ending with the date that is twenty-four (24) years and six (6) months after the Initial Term commences, Telergy Metro may seek to extend this L&O Agreement, as it may be modified by negotiations of the parties as set forth herein, for a "First Renewal Term" of ten (10) years. Upon written notice to Con Edison that is received during the period commencing with the date that is nine (9) years after the First Renewal Term commences and ending with the date that is nine (9) and six (6) months after the First Renewal Term commences, Telergy Metro may seek to extend this L&O Agreement, as it may be modified by negotiations of the parties as set forth herein, for a "Second Renewal Term." Each and every term and condition (except the length of the "First Renewal Term" and the length of the "Second Renewal Term") of this L&O Agreement, (including, without limitation, terms and conditions pertaining to Preconstruction Compensation, Compensation and Equivalent Compensation) that is to apply to the First Renewal Term and/or the Second Renewal Term shall be subject to modification through negotiation and must be acceptable to each party in its respective sole discretion (which is not to be judged by any standard of reasonableness or any similar standard). The negotiations concerning the terms and conditions that shall apply to the First Renewal Term shall commence within a reasonable time after Con Edison's receipt of the written notice from Telergy Metro seeking to extend this L&O Agreement, as it may be modified, for a First Renewal Term and shall end on the date that is twenty-four (24) years and six (6) months after the Initial Term commences. If a written agreement concerning the terms and conditions that are to apply to the First Renewal Term is not signed by authorized representatives of the parties on or before the end of the negotiation period concerning the First Renewal Term as set forth above, this L&O Agreement shall not be extended. The negotiations concerning the terms and conditions that shall apply to the Second Renewal Term shall commence within a reasonable time after Con Edison's receipt of the written notice from Telergy Metro seeking to extend this L&O Agreement, as it may be modified, for a Second Renewal Term and shall end on the date that is nine years and six (6) months after the First Renewal Term commences. If a written agreement concerning the terms and conditions that are to apply to the Second Renewal Term is not signed by authorized representatives of the parties on or before the end of the negotiation period concerning the Second Renewal Term as set forth above, this L&O Agreement shall not be extended.


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Section 5 - PRECONSTRUCTION COMPENSATION; COMPENSATION; EQUIVALENT COMPENSATION

      As a license fee for being provided with the right to use the Licensed Property for the Permitted Use in accordance with the terms and conditions hereof, including but not limited to the construction/installation requirements and the maintenance requirements referenced in Section 23, Telergy Metro shall pay and/or provide to Con Edison the "Preconstruction Compensation" "Compensation" and/or the "Equivalent Compensation" in accordance with Exhibit 3 hereto.

                                Section 6 - TAXES

      A. As used in this Section, the following definitions apply:

      "Taxes" shall mean all taxes and assessments and special assessments (including interest, penalties and additions to tax) levied, assessed or imposed at any time by any taxing authority upon the Con Edison property which includes the Licensed Property. If the methods of taxation prevailing at the commencement of the term of this L&O Agreement shall be altered so that in lieu of, or as an addition to, the whole or any part of the Taxes there is levied, assessed or imposed (a) a tax, surcharge, fee, charge, levy, assessment, or special assessment on the Preconstruction Compensation, Compensation or Equivalent Compensation paid, payable, provided, or to be provided under this L&O Agreement, and/or (b) any other different, additional or substitute tax, surcharge, fee, charge, levy, assessment, or special assessment, then all such taxes, surcharges, fees, charges, levies, assessments, or special assessments shall be deemed to be included in the term "Taxes" for the purposes of this Section.

      "Tax Year" shall mean the fiscal year for which taxes are levied by the taxing authority.

      B. To the extent that any Taxes as of the date of this L&O Agreement increase due to the presence of any portion of the Backbone Network or of any Spur Route, Con Edison shall provide Telergy Metro with reasonable evidence of such increase and Telergy Metro shall pay Con Edison an amount equal to such increase plus any additional amount as described in this Paragraph. Should the payment to Con Edison of the increase in Taxes be subject to a gross receipts tax, income tax, or any other tax on amounts received by Con Edison ("Receipts Tax"), such payment shall be increased by an amount which shall produce the same net payment to Con Edison after payment by Con Edison of such Receipts Tax. Telergy Metro shall have the right, at its expense, to challenge such increase before the appropriate taxing authority


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but neither such right to challenge nor any challenge actually conducted by
Telergy Metro shall affect the obligation of Telergy Metro to make the payment to Con Edison described in this Section. No such challenge shall be made in Con Edison's name unless the prior written consent of Con Edison is obtained. Should any such challenge by Telergy Metro result in a reduction of the increase in Taxes that was the subject of a prior payment by Telergy Metro to Con Edison pursuant to this Section, Con Edison shall return to Telergy Metro an amount equal to such reduction of the increase in Taxes.

      C. Telergy Metro shall pay the amounts due under this Section within 30 days after receipt of an invoice from Con Edison therefor, which invoice shall be accompanied by reasonable evidence of the amounts due; provided, however, that Telergy Metro shall not be required to make such payment to Con Edison prior to the date that is thirty (30) days before the date that the associated Taxes are to be paid by Con Edison to the relevant taxing authority. Telergy Metro's obligation to pay the amounts due under this Section shall survive the expiration or termination of this L&O Agreement.

      D. Telergy Metro bears all responsibility for any and all federal, state and local income, sales, use, excise, occupational, franchise, property, gross receipts, privilege, transfer, unincorporated business and other taxes that may be applicable to the construction, installation, operation and maintenance of the Backbone Network and any Spur Route and for all federal, state and local taxes, contributions, and premiums imposed upon or measured by Telergy Metro's payroll.

                Section 7 - TELERGY METRO'S OPERATION OBLIGATIONS

      A. Telergy Metro shall not: (i) cause or permit objectionable odors to emanate from, or be attributable to, the Licensed Property; (ii) use, store, dispose or permit to be used, stored, or disposed at the Licensed Premises (either as part of any Fiber Optic Cable, or in connection with the construction, installation, maintenance, or operation of the Backbone Network or any Spur Route, or otherwise) any toxic (including asbestos), hazardous, or flammable substance or other substance controlled by federal, state or local law, regulation, or ordinance, (iii) place or permit to be placed in, on, over, or through the Licensed Property any sign, awning, advertising matter or any other thing of any kind, other than normal warning signs, or (iv) operate the Backbone Network in any way which constitutes a public or private nuisance, or which is annoying, hazardous, or which interferes with or disrupts or threatens to interfere with or disrupt any Use For Public Utility Functions as described in Section 2, Paragraph C hereof.

      B. Telergy Metro shall at all times exercise every reasonable precaution to protect persons and property. Specific precaution requirements will be addressed in the construction/installation requirements and/or the maintenance requirements referenced in Section 23 hereof.

      C. While on or about the Licensed Property, Telergy Metro shall observe and comply with all environmental, noise, fire, safety, hazard, "No Smoking", and all other rules and regulations heretofore or hereafter prescribed by Con Edison, together with all applicable federal, state, and local laws, executive orders, regulations, ordinances, rules, and safety codes.

      D. Telergy Metro shall promptly report in writing to Con Edison all releases to the environment of any toxic substance, (including asbestos) hazardous substance, hazardous waste, flammable substance or any other substance or waste the release of which to the environment is prohibited, controlled, or regulated by federal, state or local law, regulation, or ordinance ("Environmental Releases") and all accidents whatsoever relating to, arising out of, or in connection with the Licensed Property, the Backbone Network, or any Spur Route, giving full details and statements of witnesses. In addition, if the accident involves death or serious injury or serious damage or if there is an Environmental Release, Telergy Metro shall immediately report the accident or Environmental Release by telephone to Con Edison. The Con Edison contact person to be notified and his/her address and telephone number shall be provided in a written notice to Telergy Metro following the execution of this L&O Agreement. By subsequent written notice to Telergy Metro, Con Edison may change the person to be notified and/or such person's address and/or telephone number listed.

      E. Telergy Metro shall construct, install, operate and maintain the Backbone Network and any Spur Route and otherwise conduct its operations in such a manner as to prevent any liens or attachments from arising or being filed, served, posted, processed or entered with regard to the Licensed Property. Telergy Metro shall indemnify and hold Con Edison and the Licensed Property harmless from and against any such liens or attachments. Without limitation of the generality of the foregoing and to the extent that such a procedure is permitted by applicable law, Telergy Metro promptly shall remove, release and discharge any such lien or attachment on the Licensed Property by doing everything necessary to deposit a sufficient amount or file a sufficient bond with the appropriate court or other governmental entity or official so that such lien or attachment is removed, released and discharged from the Licensed Property and applies instead to such amount or bond so deposited or filed. Should Telergy Metro fail to so promptly remove, release and discharge any such lien or attachment on the Licensed Property, Con Edison, at the expense of Telergy Metro, may, but shall not be obligated to, promptly cause any such lien or attachment to be so removed, released, and discharged.

      F. Telergy Metro shall design, construct and operate its equipment in accordance with the safety clearances and personnel safety requirements referenced in ANSI C2-1997 (National Electric Safety Code) or subsequent editions thereof. Telergy Metro shall insure that all vehicles, equipment, machinery and other apparatus at or near the High Voltage Facilities are appropriately grounded. In addition, vehicles, equipment, machinery and other apparatus must be maintained at a minimum of twenty-five (25) feet away from any energized electrical conductor on the High Voltage Facilities (additional or different requirements may be imposed by Con Edison for High Voltage Facilities above 345 kV).

      G. Telergy Metro shall ensure that dust and debris generated during work at or near the Licensed Property is controlled and that dust and debris is not permitted to affect any electrical conductor on the High Voltage Facilities.

                Section 8 - PERMITS, CODES, LAWS AND REGULATIONS

      A. Except for the expense associated with Con Edison seeking the approval of this L&O Agreement by the New York State Public Service Commission ("PSC"), Telergy Metro shall, at its expense, obtain and maintain all governmental and non-governmental franchises, consents, easements, permits, authorizations, and approvals ("Approvals") required for the construction, installation, operation, and maintenance of the Backbone Network and any Spur Route on the Licensed Property and must provide copies of same to Con Edison before it is permitted to use the Licensed Property for the Permitted Use. Without limitation of the foregoing, Telergy Metro shall bear the expense of Telergy Metro seeking the approval of this L&O Agreement by the PSC as permitted by Section 22 hereof.

      B. If applicable law requires that Con Edison execute applications for an Approval or documentation related to such applications, Telergy Metro, at its expense, shall prepare such applications and documentation for review by Con Edison (which review shall be conducted at Telergy Metro's expense) and, if the applications and documentation meet with Con Edison's approval (which approval shall not be unreasonably withheld), Con Edison shall cause its authorized representative to execute such applications of documentation. Telergy Metro, at its expense, shall make such corrections or amendments to such applications and documentation as Con Edison reasonably may request.

      C. Telergy Metro shall comply with all federal, state, and local laws, executive orders, regulations, ordinances, rules, and safety codes, and Con Edison requirements applicable to the Licensed Property, the Permitted Use, or the construction, installation, operation, and maintenance of the Backbone Network or any Spur Route, including, without limitation, all applicable federal, state, and local environmental laws, orders, regulations, ordinances, rules, codes, and Con Edison environmental requirements (including but not limited to those pertaining to air pollution, water pollution, management, removal, or disposal of toxic substances (including asbestos), hazardous substances, flammable substances, hazardous waste, oily waste and solid waste, pesticides, and protection of wetlands and wildlife).

                      Section 9 - ENVIRONMENTAL ASSESSMENTS

      A. Prior to construction or installation of the Backbone Network or any Spur Route on the Licensed Property, Telergy Metro shall have the right to conduct, at Telergy Metro's sole cost and expense, environmental assessments of the Licensed Property ("Assessments"). The Assessments shall comply with ASTM standards for Phase I and Phase II Environmental Site Assessments and may consist of reviewing records of the Licensed Property and, to the extent that Licensed Property consists of land owned by Con Edison, sampling and testing the soil and groundwater on the Licensed Property.

      B. Con Edison hereby gives permission to Telergy Metro, its contractors, and subcontractors to enter upon the Licensed Property for the purpose of conducting the Assessments subject to the following conditions: (i) Telergy Metro must give notice to Con Edison of any such intent to enter upon the Licensed Property (and must specify the specific Licensed Property that will be entered and that will be the subject of any Assessment) at least ten (10) business days in advance of the access date requested; and (ii) if Telergy Metro requires a Phase II (Soil or Groundwater Investigation and Sampling) Environmental Assessment, Telergy Metro must submit a field sampling and analysis work plan ("Work Plan") to Con Edison for written approval by Con Edison prior to Telergy Metro's entrance onto the Licensed Property for the purpose of the Assessments. The Work Plan shall include, at a minimum, a description of the sampling equipment and procedures to be employed in the course of the Phase II Assessment, the number of samples to be collected, a site-specific health and safety plan, and the name and relative qualifications of the contractor and analytic laboratory to be used by Telergy Metro in connection with the Assessment and, if necessary, waste management procedures to be followed by Telergy Metro or its contractor including the name of the licensed transporter and the licensed waste management facility to handle waste streams in compliance with law. Con Edison will have the right to oversee all field sampling activities conducted by Telergy Metro, or its contractors or subcontractors in connection with this Section. Telergy Metro is responsible for all costs and expenses and record keeping associated with any Assessment, the management, removal or disposal of any wastes generated in connection with any Assessment, or any work related to such Assessment or to such Assessment, management, removal, or disposal. Telergy Metro shall defend, indemnify, and hold Con Edison harmless from any such costs and expenses and from any and all liabilities in connection with any such Assessment, management, removal, disposal or any work related to such Assessment, management, removal or disposal.

      C. Telergy Metro shall notify Con Edison in writing within ten (10) days after the action items in the Work Plan have been completed. Within sixty (60) days after completion of the action items specified in the Work Plan and receipt of any testing results, Telergy Metro shall provide Con Edison with a report detailing the findings of any Assessment, including a description of all field sampling activities, analytical results and soil boring logs. Should Telergy Metro obtain any reports from contractors or subcontractors concerning an Assessment, Telergy Metro shall provide Con Edison with a copy of such reports as such reports are received by Telergy Metro. Con Edison retains the right to make initial notification to the New York State Department of Environmental Conservation ("DEC") or to any other governmental agencies having jurisdiction of any environmental conditions revealed from the Assessment, unless Telergy Metro is otherwise required by law to notify the DEC or such other governmental agencies. Within ninety (90) days after the date of completion of the action items specified in the Work Plan, each party, based on the information in its possession from the Assessment, shall notify the other party of any environmental conditions it asserts exist on the Licensed Property that was the subject of the Assessment which require remediation. Con Edison shall then have sixty (60) days from the expiration of such ninety (90) day period within which to prepare (at Telergy Metro's cost and expense) and submit a written "Environmental Proposal" to Telergy Metro describing Con Edison's proposed remedy for the asserted environmental conditions. All costs and expenses associated with such proposed remedy, any removal, management, or disposal of waste generated in connection with such proposed remedy, or any other work related to such proposed remedy or to such removal, management or disposal shall be borne entirely by Telergy Metro. Without limitation of the terms and conditions upon which Con Edison may require the work in such Environmental Proposal to be performed, Telergy Metro shall defend, indemnify, and hold Con Edison harmless from any such costs and expenses and from any and all liabilities in connection with such proposed remedy, any removal, management, or disposal of waste generated in connection with such proposed remedy, or any other work related to such proposed remedy or to such removal, management or disposal. Within thirty (30) days of its receipt of the Environmental Proposal or within such shorter period as may be specified in the Environmental Proposal if circumstances, including legal requirements, reasonably require that the work to effect the remedy described in such Environmental Proposal be commenced earlier, Telergy Metro shall notify Con Edison in writing whether it accepts or rejects such Environmental Proposal (a failure to timely reject such Environmental Proposal shall be considered by the parties as an acceptance of such Environmental Proposal). If Telergy Metro rejects such Environmental Proposal, Con Edison shall have the option to terminate this L&O Agreement without any liability to Telergy Metro by sending written notice of such termination to Telergy Metro within thirty (30) days after such rejection. Such a termination shall result in, among other things, the Backbone Network and any Spur Routes being removed from the Licensed Property at Telergy Metro's expense in accordance with Section 10 hereof.

      D. Without limitation of any other environmental obligation of Telergy Metro, Telergy Metro shall be responsible for complying fully with any and all environmental laws, including regulations, guidelines, standards, or policies of any governmental authorities authorized to regulate environmental conditions or concerns, as may now or hereafter be in effect, which are applicable to the Backbone Network, any Spur Route or the Licensed Property or any use of, or activity upon or concerning same. Telergy Metro shall defend, indemnify and hold Con Edison harmless from and against any failure of Telergy Metro or its contractors or subcontractors to comply fully with any such laws, regulations, guideline, standards, or policies.

      E. It is understood and agreed that other environmental obligations of Telergy Metro in connection with any construction, installation, maintenance, or operation of the Backbone Network or any Spur Route besides those specified here, including but not limited to Telergy Metro's obligation to bear the expense of removal, management and disposal of any waste generated on or about Licensed Property and of any flushing or cleaning of any manholes or service boxes that comprise Licensed Property, shall be contained in the construction/installation requirements and/or the maintenance requirements referenced in Section 23 hereof.

                 Section 10 - TITLE TO BACKBONE NETWORK AND SPUR
                       ROUTES; REMOVAL OF BACKBONE NETWORK

      A. Telergy Metro shall retain title to all portions of the Backbone Network and of any Spur Routes.

      B. All portions of the Backbone Network and of any Spur Routes shall be capable of removal at any time, including upon the expiration of this L&O Agreement or its earlier termination. Unless otherwise agreed to in a writing signed by both parties, within thirty (30) days after the expiration of this L&O Agreement or its earlier termination for any reason and at Telergy Metro's expense, the Backbone Network and any Spur Routes shall be removed from the Licensed Property and the Licensed Property shall be restored to substantially the same condition as existed prior to the construction, installation, operation, and maintenance of the Backbone Network and any Spur Routes therein, thereon, there over, or there through; provided, however, that any portion of the Backbone Network or of any Spur Route that is direct-buried with two feet or more of cover on Con Edison-owned land and which is not attached to a Con Edison transmission tower or contained in a Con Edison duct (any associated manhole) or service entrance pipe (or any associated service box) may, except as otherwise provided in the construction/installation requirements or the maintenance requirements referenced in Section 23 hereof, be abandoned in place, but shall be subject to removal thereafter by Con Edison. With regard to all portions of the Backbone Network or of any Spur Routes on or about High Voltage Facilities, such removal and restoration shall be performed by Con Edison or its contractors at Telergy Metro's expense, except to the extent that the maintenance requirements and/or construction/installation requirements referenced in Section 23 hereof otherwise provide.

                             Section 11 - INSURANCE

      A. Telergy Metro shall procure and maintain at its own expense the following insurance until this L&O Agreement expires or is earlier terminated, and thereafter to the extent stated below, with at least the monetary limits specified; provided, however, that Con Edison retains the right to amend these insurance requirements and monetary limits during the term of the Initial Term and any Renewal Term of this L&O Agreement upon thirty (30) days' written notice to Telergy Metro. The insurance shall be in policy forms which contain an "occurrence" and not a "claims made" determinant of coverage and shall be placed with insurance companies that are acceptable to Con Edison.

      (i)   Employment related insurance.

            (a) Workers' Compensation Insurance and Disability Insurance Benefits as required by law.

            (b) Employer's Liability Insurance, including accidents (with a limit of $500,000 per accident) and occupation diseases (with a limit of $500,000 per employee).

            (c) Where applicable, insurance required by the United States Longshoremen's and harbor Workers' Act, the Federal Employers' Liability Act, and the Jones Act.

      (ii) Comprehensive (also called Commercial) General Liability Insurance, including Contractual Liability, with limits of $10,000,000 per occurrence for bodily injury or death and $10,000,000 per occurrence for property damage or a combined single limit of $10,000,000 per occurrence, and, for at least one year after the expiration or earlier termination of this L&O Agreement, Products/Completed Operations Liability Insurance with similar but separate and independent limits. Where work is to be performed in or on streets or sidewalks the liability policies shall have no deductibles.

            Policy deductibles shall be subject to Con Edison's approval. The insurance shall contain no exclusions for explosion, collapse of a building or structure, or underground hazards. The insurance policy or policies shall name Con Edison as an additional insured. There shall be no exclusions for claims by or on behalf of employees of Telergy Metro or any contractors or subcontractors of Telergy Metro against Con Edison based on injury or death to such employees. Without limitation of the exclusions that shall not be permitted, there shall be no exclusions for any claims by or on behalf of customers of Telergy Metro or by or on behalf of lessees or licensees of single mode dark or lit fiber optic strands in Fiber Optic Cable.

      (iii) Comprehensive Automobile Liability Insurance, covering all owned, non-owned and hired automobiles used by Telergy Metro, with limits of $2,000,000 per occurrence for bodily injury or death and $2,000,000 per occurrence for property damage or a combined single limit of $2,000,000 per occurrence.

      (iv) Where any work involves the use of aircraft, Aircraft Liability Insurance, covering all owned, non-owned and hired aircraft, including helicopters, used by Telergy Metro with a combined single limit of $5,000,000 for bodily injury or death and property damage. The insurance shall name Con Edison as an additional insured.

      (v) For any work involving asbestos abatement or lead abatement, Asbestos Abatement General Liability Insurance and Lead Abatement Liability Insurance, as applicable, each with a combined single limit of $5,000,000 for bodily injury or death and property damage. Each insurance policy shall name Con Edison as an additional insured. Where the abatement work is to be performed by a contractor or subcontractor, Telergy Metro shall require the contractor and subcontractor to name Telergy Metro, its contractor and subcontractor and Con Edison as additional insureds and to submit copies of the polices to Con Edison.

      (vi) If any work involving excavation on Con Edison property is planned to be performed, thirty (30) days' advance written notice of such work shall be provided to Con Edison and Con Edison, within fifteen
            (15) days after receipt of such notice may, upon written notice to Telergy Metro, require that such pollution insurance or additional pollution insurance with such limits as Con Edison may require in its reasonable discretion be obtained by Telergy Metro prior to the commencement of such work, in which case each such insurance policy shall name Con Edison as an additional insured as well as any others as Con Edison may require in its reasonable discretion.

      B. Telergy Metro shall cause all insurance carried hereunder to be endorsed by the insurer to require that the insurer furnish Con Edison with at least 30 days' written notice prior to the effective date of cancellation of the insurance or of any changes in policy limits or scope of coverage. All coverage of additional insureds shall be primary as to the additional insureds.

      C. No later than the earlier of (i) five days after commencement of the Initial Term as defined in Section 4 hereof, or (ii) three (3) days prior to any Permitted Use of the Licensed Property, Telergy Metro shall furnish Con Edison with Certificate(s) of Insurance signed by the insurer or its authorized representative certifying that the required insurance has been obtained and will not be cancelled without at least 30 days' prior written notice to Con Edison. Such certificates shall state that the policies have been issued and are effective, show their expiration dates, and state that Con Edison is an additional insured with respect to all coverages enumerated in Paragraph A (ii),
(iv), and (v) of this Section. Such certificates shall not contain a disclaimer of liability of the insurer for failure to provide Con Edison with notice of cancellation or substantial alteration. At least 3 days prior to the Initial Term of this L&O Agreement as defined in Section 4 hereof, Telergy Metro shall furnish Con Edison with a copy of the insurance policy containing the coverages enumerated in Paragraph A(ii) of this Section. Con

Edison shall have the right to require Telergy Metro to furnish Con Edison, upon request, with a copy of the insurance policy or policies required under Paragraphs A(i), A(iii), A(iv), A(v), and A(vi) of this Section. Telergy Metro agrees that this is an insured contract. The insurance required herein is intended to cover Con Edison for its own liability for negligence or any other cause of action or lawsuit arising from, relating to, or connected with the Backbone Network, any Spur Route, or the Licensed Property or any work performed by any person or entity concerning the Backbone Network, any Spur Route, or the Licensed Property. For purposes of interpretation of coverage of any policy of insurance or endorsement thereto, Telergy Metro shall be deemed to have assumed tort liability for any injury to or death of any employee of Telergy Metro, of Con Edison, and of any contractor or subcontractor of either arising from, relating to, or connected with the Backbone Network, any Spur Route, or the Licensed Property or any work performed by any person or entity concerning the Backbone Network, any Spur Route, or the Licensed Property, including injury or death caused by the partial or sole negligence of Con Edison and notwithstanding any statutory prohibition or limitation of Telergy Metro's indemnification obligations hereunder.

      D. The Certificates of Insurance and the copy of insurance required under Paragraph C of this Section shall be sent to:

            Consolidated Edison Company of New York, Inc.
            Law Department
            4 Irving Place
            New York, N.Y. 10003
            Attention: Assistant General Counsel, General Litigation

      E. Telergy Metro shall cause provisions to be a part of any contract with any contractor hired by Telergy Metro to perform work relating to the construction, installation, maintenance, or operation of the Backbone Network or any Spur Routes (and shall cause any such contractor who hires a subcontractor to cause provisions to be a part of any subcontract) which provisions: (i) require such contractors and subcontractors to procure and maintain, without expense to Con Edison, the same insurance as Telergy Metro is required to procure and maintain by this L&O Agreement; (ii) require such contractors and subcontractors to name Consolidated Edison Company of New York, Inc. as an additional insured on such insurance policies to the same extent that Con Edison is required to be named as an additional insured on the policies required to be procured and maintained by Telergy Metro pursuant to this L&O Agreement; and
(iii) expressly state that such insurance and additional insured requirements are also for the benefit of Consolidated Edison Company of New York, Inc.

      F. Every five (5) years after commencement of the Initial Term as defined in Section 4 hereof, Con Edison shall have the right to amend the insurance requirements and increase the monetary limits contained in this Section, but in no event shall an increase in a monetary limit for insurance be more than twenty-five percent (25%) of the monetary limits previously required under this Section for that insurance immediately before such increase.

                 Section 12 - INDEMNIFICATION; RELEASE; WAIVER;
                             LIMITATION OF LIABILITY

      A. To the fullest extent permitted by law and to the extent not caused by the gross negligence or willful misconduct of the Con Edison Entities, Telergy Metro shall indemnify, defend, and hold harmless the Con Edison Entities and their trustees, directors, officers, employees, and agents (such Con Edison Entities and their trustees, directors, officers, employees and agents being referred to collectively as the "Protected Parties") from and against any and all claims, actions, liabilities, damages, costs, and expenses (including without limitation attorney fees and other legal costs and expenses), whether based in contract, tort (including negligence, gross negligence, and strict liability) or otherwise, which are asserted, suffered, or incurred by any person or entity (including Telergy Metro and the Protected Parties), and which arise from, relate to, or are connected with the Backbone Network, any Spur Route, the Licensed Property or any work performed by any person or entity concerning the Backbone Network, any Spur Route, or the Licensed Property (the foregoing claims, actions, liabilities, damages, costs, and expenses being hereinafter referred to as the "Covered Claims"). To the fullest extent permitted by law and to the extent not caused by the gross negligence or willful misconduct of the Con Edison Entities, Telergy Metro hereby irrevocably and unconditionally agrees to release and forever discharge the Protected Parties from any and all liability for any of the Covered Claims, and to waive any and all rights to assert any of the Covered Claims against the Protected Parties or any of them in the future.

      B. Notwithstanding the exception contained in Paragraph A of this Section 12 relating to Covered Claims to the extent caused by the gross negligence or willful misconduct of Con Edison, Telergy Metro and Con Edison agree, to the fullest extent permitted by law, that under no circumstances shall the Protected Parties or any of them be liable to Telergy Metro, whether in contract, tort (including negligence, gross negligence, and strict liability), or otherwise, for any special, indirect, incidental, or consequential damages (including but not limited to damage, loss, liability, costs, and expenses resulting from loss of use, loss of business or business opportunities, loss of profits or revenue, costs of capital, loss of goodwill, claims of customers, claims of unrelated companies and other third parties, cost of purchased or replacement telecommunications capacity, and like items of special, indirect, incidental, or consequential loss and damage) asserted, suffered, or incurred by any person or entity (including Telergy Metro and the Protected Parties), which arise, relate to or are connected with this L&O Agreement, the implementation of same, the Backbone Network, any Spur Route, the Licensed Property, or any work performed by any person or entity concerning the Backbone Network, any Spur Route, or the Licensed Property regardless of whether or not such damages, loss, liability, costs or expenses are caused in whole or in part by the acts or omissions (including negligence, gross negligence or willful acts) of the Protected Parties or any of them. The damages referred to in this Paragraph B are hereinafter referred to as the "Consequential Losses." To the fullest extent permitted by law, Telergy Metro hereby irrevocably and unconditionally agrees to release and forever discharge the Protected Parties from any and all liability for any Consequential Losses and to waive any and all rights to recover any Consequential Losses from the Protected Parties or any of them in the future. To the fullest extent permitted by law, Telergy Metro shall indemnify, defend, and hold the Protected Parties harmless from and against any and all Consequential Losses (including any attorneys fees and any other legal costs and expenses in connection therewith) asserted, suffered or incurred by any person or entity (including the parties hereto).

      C. If a court of competent jurisdiction determines that any provision of Paragraph A or B of this Section 12 is unenforceable, the total liability of the Protected Parties or any of them for all matters which otherwise would have been covered by such Paragraphs shall be [***]. If a court of competent jurisdiction determines that any provision of Paragraphs A or B of this Section or the preceding sentence of this Paragraph C is unenforceable, such court shall limit the operation of such provision so as to give it the effect intended to the fullest extent permitted by law.

                       Section 13 - DAMAGE AND DESTRUCTION

      A. Without limitation of Section 12, to the extent that any portion of the Backbone Network or of any Spur Route or of the Licensed Property shall be damaged or destroyed during the Initial Term or any First Renewal Term or any Second Renewal Term of this L&O Agreement by any cause other than the gross negligence or willful misconduct of the Con Edison Entities, such damage or destruction shall be promptly repaired or replaced at Telergy Metro's sole expense and there shall be no abatement or reduction

CONFIDENTIAL

[***] Confidential treatment has been requested with respect to material omitted on this page. The omitted portions have been filed separately with the Securities and Exchange Commission.

in the Compensation or Equivalent Compensation to be paid or provided to Con Edison hereunder; provided, however, that to the extent that any such damage or destruction results in any Equivalent Compensation that is to be provided to Con Edison with regard to the Backbone Network not being provided to Con Edison for a period in excess of 48 hours in any thirty (30) day period, then, for the period that any such Equivalent Compensation is not so provided due to such damage or destruction, Telergy Metro, in lieu of providing any such Equivalent Compensation with regard to the Backbone Network (except for any Equivalent Compensation that Con Edison elects to continue to receive as provided in this sentence), shall pay Compensation (based on Exhibit 3 hereof and without any set off for the value of Equivalent Compensation) to Con Edison for the location of the entire Backbone Network in, on, over or through the Licensed Property less the value (as set forth in Exhibit 3 hereof) of any Equivalent Compensation with regard to the Backbone Network that Con Edison, in its sole discretion (which is not to be judged by any standard of reasonableness or any other similar standard), elects, by written notice to Telergy Metro sent within thirty (30) days after Con Edison has actual knowledge of such damage or destruction, to continue to receive. Such obligation to pay Compensation in lieu of providing Equivalent Compensation shall continue until such time as all Equivalent Compensation with regard to the Backbone Network that was provided prior to such damage or destruction can again be provided to Con Edison. Con Edison's rights in Exhibit 3 hereof to otherwise change the election of any Equivalent Compensation with regard to the Backbone Network shall not be limited or otherwise adversely affected by any such damage or destruction or by the rights or obligations contained in this paragraph. Until such time as all Equivalent Compensation that was provided with regard to the Backbone Network prior to such damage or destruction can again be provided to Con Edison, Con Edison shall not be required to receive any Equivalent Compensation with regard to the Backbone Network notwithstanding anything to the contrary in Exhibit 3 hereof. To the extent that any such damage or destruction results in any Equivalent Compensation that is to be provided to Con Edison with regard to any Spur Route not being provided to Con Edison for a period in excess of 48 hours in any thirty (30) day period, then, for the period that any such Equivalent Compensation is not so provided due to such damage or destruction, Telergy Metro, in lieu of providing any such Equivalent Compensation with regard to the affected Spur Route(s) (except for any Equivalent Compensation that Con Edison elects to continue to receive as provided in this sentence), shall pay Compensation to Con Edison (based on Exhibit 3 hereof and without any set off for the value of Equivalent Compensation) for the location of the affected Spur Route(s) in, on, over, or through the Licensed Property less the value (as set forth in Exhibit 3 hereof) of any such Equivalent Compensation with regard to the affected Spur Route(s) that Con Edison, in its sole discretion (which is not to be judged by any standard of reasonableness or any other similar standard), elects, by written notice to Telergy Metro sent within thirty (30) days after Con Edison has actual knowledge of such damage or destruction, to continue to receive. Such obligation to pay Compensation in lieu of Equivalent Compensation with regard to an affected Spur Route shall continue until such time as the entire Equivalent Compensation with regard to such affected Spur Route that was provided prior to such damage or destruction can again be provided to Con Edison (it being understood that the obligation under this paragraph to pay Compensation in lieu of providing Equivalent Compensation with regard to an affected Spur Route shall cease for that Spur Route when the entire Equivalent Compensation for such Spur Route that was provided prior to such damage or destruction can again be provided to Con Edison, even though the entire Equivalent Compensation with regard to another affected Spur Route cannot yet be provided to Con Edison and the obligation under this paragraph to pay Compensation in lieu of providing Equivalent Compensation with regard to such other affected Spur Route continues). Con Edison's rights in Exhibit 3 to otherwise change the election of any Equivalent Compensation with regard any Spur Route shall not be limited or otherwise adversely affected by any such damage or destruction or the rights or obligations contained in this paragraph. Until such time as such entire Equivalent Compensation with regard to the affected Spur Route(s) that was provided prior to such damage or destruction can again be provided to Con Edison, Con Edison shall not be required to receive any Equivalent Compensation with regard to the affected Spur Route(s) notwithstanding anything to the contrary in Exhibit 3 hereof.

      B. To the extent that (i) any portion of the Backbone Network or of any Spur Route is damaged or destroyed during the Initial Term or any First Renewal Term or any Second Renewal Term of this L&O Agreement by the gross negligence or willful misconduct of Con Edison, or (ii) any portion of the Backbone Network or of any Spur Route is made inoperable by any damage or destruction to any portion of the Licensed Property caused by the gross negligence or willful misconduct of Con Edison during the Initial Term, any First Renewal Term or any Second Renewal Term of this L&O Agreement, such damage or destruction to the Backbone Network, any Spur Route, or any such Licensed Property shall be promptly repaired or replaced at Con Edison's sole expense. Such obligation to promptly repair or replace shall be the sole and exclusive remedy of Telergy Metro against Con Edison arising from, relating to, or connected with any damage or destruction to the Backbone Network, any Spur Route or the Licensed Property, except that Telergy Metro's obligation to pay Compensation or provide Equivalent Compensation with regard to any portion of the Backbone Network or of any Spur Route made inoperable by damage or destruction to any portion of the Backbone Network or of any Spur Route or of the Licensed Property that is caused by the gross negligence or willful misconduct of Con Edison shall be suspended until such so caused damage or destruction is repaired or replaced. Con Edison's rights in
Exhibit 3 to otherwise change the election of any Equivalent compensation shall not be limited or otherwise adversely affected by any such damage or destruction or the rights and obligations contained in this paragraph.

      C. Notwithstanding anything to the contrary in Paragraphs A or B of this
Section 13, proceeds from the insurance required by this L&O Agreement on account of damage or destruction to the Licensed Property, the Backbone Network or any Spur Route shall be applied to the cost of repairing or replacing such damage or destruction and the party responsible for bearing the cost of such repair or replacement only shall be responsible for such cost to the extent it exceed such insurance proceeds.

                            Section 14 - CONDEMNATION

      A. If any portion of the Backbone Network or of any Spur Route shall be taken under the power of eminent domain and result in any Equivalent Compensation that is to be provided to Con Edison with regard to the Backbone Network not being provided to Con Edison for a period in excess of 48 hours in any thirty (30) day period, then, for the period that any such Equivalent Compensation is not so provided due to such taking, Telergy Metro, in lieu of providing any such Equivalent Compensation with regard to the Backbone Network (except for any Equivalent Compensation that Con Edison elects to continue to receive as provided in this sentence and except as otherwise provided in this paragraph), shall pay Compensation (based on Exhibit 3 hereof and without any set off for the value of Equivalent Compensation) to Con Edison for the location of the entire Backbone Network in, on, over, or through the Licensed Property less the value (as set forth in Exhibit 3 hereof) of any Equivalent Compensation with regard to the Backbone Network that Con Edison, in its sole discretion (which is not to be judged by any standard of reasonableness or any other similar standard), elects, by written notice to Telergy Metro sent within thirty
(30) days after Con Edison has actual knowledge of such taking, to continue to receive. Such obligation to pay Compensation in lieu of providing Equivalent Compensation shall continue until such time as all Equivalent Compensation with regard to the Backbone Network that was provided prior to such taking can again be provided to Con Edison. Con Edison's rights in Exhibit 3 to otherwise change the election of any Equivalent Compensation with regard to the Backbone Network shall not be limited or otherwise adversely affected by any such taking or by the rights or obligations contained in this paragraph. Until such time as all Equivalent Compensation with regard to the Backbone Network that was provided prior to such taking can again be provided to Con Edison, Con Edison shall not be required to receive any Equivalent Compensation with regard to the Backbone Network notwithstanding anything to the contrary in Exhibit 3 hereof. If any portion of the Backbone Network or of any Spur Route shall be taken under the power of eminent domain and result in any Equivalent Compensation that is to be provided to Con Edison with regard to any Spur Route not being provided to Con Edison for a period in excess of 48 hours in any thirty (30) day period, then, for the period that any such Equivalent Compensation is not so provided due to such taking, Telergy Metro, in lieu of providing any such Equivalent Compensation with regard to the affected Spur Route(s) (except for any Equivalent Compensation that Con Edison elects to continue to receive as provided in this sentence and except as otherwise provided in this paragraph), shall pay Compensation (based on Exhibit 3 hereof and without any set off for the value of Equivalent Compensation) for the location of the affected Spur Route(s) in, on, over, or through the Licensed Property less the value (as set forth in Exhibit 3 hereof) of any such Equivalent Compensation with regard to the affected Spur Route(s) that Con Edison, in its sole discretion (which is not to be judged by any standard of reasonableness or any other similar standard), elects, by written notice to Telergy Metro sent within thirty (30) days after Con Edison has actual knowledge of such taking, to continue to receive. Such obligation to pay Compensation in lieu of providing Equivalent Compensation with regard to an affected Spur Route shall continue until such time as the entire Equivalent Compensation with regard to the affected Spur Route that was provided prior to such taking can again be provided to Con Edison (it being understood that the obligation under this paragraph to pay Compensation in lieu of providing Equivalent Compensation for an affected Spur Route shall cease for that Spur Route when the entire Equivalent Compensation for such Spur Route that was provided prior to such taking can again be provided to Con Edison, even though the entire Equivalent Compensation with regard to another affected Spur Route that was provided prior to such taking cannot yet be provided to Con Edison and the obligation under this paragraph to pay Compensation in lieu of providing Equivalent Compensation with regard to such other affected Spur Route continues). Con Edison's rights in
Exhibit 3 to otherwise change the election of any Equivalent Compensation with regard to any Spur Route shall not be limited or otherwise adversely affected by any such taking or the rights or obligations contained in this paragraph. Until such time as all Equivalent Compensation with regard to the affected Spur Route(s) can again be provided to Con Edison, Con Edison shall not be required to receive any Equivalent Compensation with regard to the affected Spur Route(s) notwithstanding anything to the contrary in Exhibit 3 hereof. Notwithstanding anything to the contrary in the foregoing, as of the date Telergy Metro yields possession to the condemning authority of the portion of the Backbone Network or of any Spur Route so taken, Telergy Metro shall be relieved of the obligation to pay Con Edison the Compensation that otherwise would be owed in accordance with this paragraph and Exhibit 3 hereof for the location in, on, over, or through the Licensed Property of the portion of the Backbone Network or of any Spur Route so taken. In the event that such a taking of a portion of the Backbone Network or of any Spur Route results in any portion of the Licensed Property not being available for the Permitted Use of any replacement in kind of the portion of the Backbone Network or of any Spur Route so taken, Con Edison shall endeavor in good faith to provide, on terms reasonably acceptable to Con Edison (which terms must also be reasonably acceptable to Telergy Metro), other Con Edison property as a substitute for such unavailable Licensed Property and Telergy Metro shall endeavor in good faith to obtain, on terms reasonably acceptable to it, the use of property of others as a substitute for such unavailable Licensed Property. Notwithstanding anything to the contrary in this paragraph, if Telergy Metro can demonstrate to Con Edison's reasonable satisfaction that the cost to Telergy Metro of repairing or altering the Backbone Network and any Spur Routes so as to restore or replace the operation of the portions of the Backbone Network and any Spur Routes made inoperable by such taking will exceed $1,000,000, then Telergy Metro may terminate this L&O Agreement upon written notice received by Con Edison not later than sixty (60) days after the date that Telergy Metro yields possession to the condemning authority of the portion of the Backbone Network and any Spur Route so taken and such termination shall be without any liability on account of such termination except for any obligation pursuant to Section 10 hereof.

      B. To the extent that any portion of the Licensed Property shall be taken under the power of eminent domain, commencing with the date that Con Edison yields possession to the condemning authority of the portion of the Licensed Property so taken (i) the Compensation that is to be paid for, and/or the Equivalent Compensation that is to be provided with regard to, any portion of the Backbone Network or of any Spur Route located in, on, over, or through the portion of the Licensed Property so taken shall not be paid and/or provided except as described herein, and (ii) the Compensation that is to be paid for, and/or the Equivalent Compensation that is to be provided with regard to any portion of the Backbone Network or of any Spur Route that is not contained in the portion of the Licensed Property so taken but that is made inoperable by the taking of such portion of the Licensed Property shall not be paid and/or provided except as described herein. In the event that such a taking of Licensed Property makes a portion of the Backbone Network or of any Spur Routes inoperable, Con Edison shall endeavor in good faith to provide, on terms reasonably acceptable to Con Edison (which terms must also be reasonably acceptable to Telergy Metro), other Con Edison property as a substitute for the Licensed Property so taken and Telergy Metro shall endeavor in good faith to obtain, on terms reasonably acceptable to it, the use of property of others as a substitute for the Licensed Property so taken. Upon the earlier of (i) an agreement of Con Edison and Telergy Metro with regard to other Con Edison property as a substitute for the Licensed Property so taken, or (ii) an agreement between Telergy Metro and another property owner for the use by Telergy Metro of such other owner's property as a substitute for the Licensed Property so taken, but in any event no later than ninety (90) days after the date that Con Edison yield possession of the Licensed Property so taken, Telergy Metro's obligation to pay Compensation for and/or provide Equivalent Compensation with regard to any portion of the Backbone Network or of any Spur Route not located in, on, over, or through the portion of the Licensed Property so taken but made inoperable by such taking shall resume unless (x) no such agreement between Con Edison and Telergy Metro or between Telergy Metro and another property owner is made within such ninety (90) day period, and (y) within ten (10) days after the expiration of such ninety (90) day period, either party terminates this L&O Agreement by written notice sent to the other party within such ten (10) day period (which termination shall be without liability to the other party on account of such termination except for any obligation pursuant to Section 10 hereof. Notwithstanding anything to the contrary in the foregoing, if the portion of the Licensed Property so taken is property in, on, over, or through which more than ten percent (10%) of the sum of the length, in linear feet, of the Backbone Network and any Spur Routes is located, then either party may terminate this L&O Agreement upon written notice received by the other party not later than sixty (60) days after the date that Con Edison yields possession to the condemning authority of the portion of the Licensed Property so taken and such termination shall be without any liability on account of such termination except for any obligation pursuant to Section 10 hereof. Should this L&O Agreement not be terminated in accordance with this paragraph and Telergy Metro's obligation to pay compensation and/or provide Equivalent Compensation with regard to any portion of the Backbone Network or of any Spur Route not located in, on, over, or through the portion of the Licensed Property so taken but made inoperable by such taking therefore resume in accordance with this paragraph, Telergy Metro may be unable to provide the Equivalent Compensation that it provided prior to such taking. In the event that any Equivalent Compensation that was provided with regard to the Backbone Network prior to such taking cannot be provided, Telergy Metro, in lieu of providing any such Equivalent Compensation with regard to the Backbone Network (except for any Equivalent Compensation that Con Edison elects to continue to receive as provided in this sentence and except as otherwise provided in this paragraph), shall pay Compensation (based on Exhibit 3 hereof and without any set off for the value of Equivalent Compensation) to Con Edison for the location of the entire Backbone Network in, on, over, or through the Licensed Property less the value (as set forth in Exhibit 3 hereof) of any Equivalent Compensation with regard to the Backbone Network that Con Edison in its sole discretion (which is not to be judged by any standard of reasonableness or any other similar standard), elects, by written notice to Telergy Metro to continue to receive. Such obligation to pay Compensation in lieu of providing Equivalent Compensation shall continue until such time as all Equivalent Compensation with regard to the Backbone Network that was provided prior to such taking can again be provided to Con Edison. Con Edison's rights in Exhibit 3 to otherwise change the election of any Equivalent Compensation with regard to the Backbone Network shall not be limited or otherwise adversely affected by any such taking or by the rights or obligations contained in this paragraph. Until such time as all Equivalent Compensation with regard to the Backbone Network that was provided prior to such taking can again be provided to Con Edison, Con Edison shall not be required to receive any Equivalent Compensation with regard to the Backbone Network notwithstanding anything to the contrary in Exhibit 3 hereof. In the event that any Equivalent Compensation that was provided with regard to a Spur Route prior to such taking cannot be provided, Telergy Metro, in lieu of providing any such Equivalent Compensation with regard to the affected Spur Route(s) (except for any Equivalent Compensation that Con Edison elects to continue to receive as provided in this sentence and except as otherwise provided in this paragraph), shall pay Compensation (based on Exhibit 3 hereof and without any set off for the value of Equivalent Compensation) for the location of the affected Spur Route(s) in, on, over, or through the Licensed Property less the value (as set forth in Exhibit 3 hereof) of any such Equivalent Compensation with regard to the affected Spur Route(s) that Con Edison, in its sole discretion (which is not to be judged by any standard of reasonableness or any other similar standard), elects, by written notice to Telergy Metro to continue to receive. Such obligation to pay Compensation in lieu of providing Equivalent Compensation with regard to an affected Spur Route shall continue until such time as the entire Equivalent Compensation with regard to the affected Spur Route that was provided prior to such taking can again be provided to Con Edison (it being understood that the obligation under this paragraph to pay Compensation in lieu of providing Equivalent Compensation for an affected Spur Route shall cease for that Spur Route when the entire Equivalent Compensation for such Spur Route that was provided prior to such taking can again be provided to Con Edison, even though the entire Equivalent Compensation with regard to another affected Spur Route that was provided prior to such taking cannot yet be provided to Con Edison and the obligation under this paragraph to pay Compensation in lieu of providing Equivalent Compensation with regard to such other affected Spur Route continues). Con Edison's rights in Exhibit 3 to otherwise change the election of any Equivalent Compensation with regard to any Spur Route shall not be limited or otherwise adversely affected by any such taking or the rights or obligations contained in this paragraph. Until such time as all Equivalent Compensation with regard to the affected Spur Route(s) can again be provided to Con Edison, Con Edison shall not be required to receive any Equivalent Compensation with regard to the affected Spur Route(s) notwithstanding anything to the contrary in Exhibit 3 hereof.

      C. Each party shall notify the other in writing promptly after it learns that any eminent domain taking of any portion of the Backbone Network, any Spur Route, or the Licensed Property is threatened.

      D. All compensation awarded for any taking of the Licensed Property or any portion thereof by power of eminent domain shall belong to Con Edison; provided, however, that nothing contained herein shall prevent Telergy Metro from applying (if permitted by law) for reimbursement from the condemning authority for any expense it suffers relating to or arising from any such taking, including but not limited to, any expense related to any obligation of Telergy Metro that arises from such taking for the removal, alteration, relocation, repair, installation or construction of any portion of the Backbone Network or any Spur Route, but only if such application will not reduce the amount of the award or other compensation otherwise recoverable from the condemning authority by Con Edison.

      E. All compensation awarded for any taking of the Backbone Network or any Spur Route or any portion thereof by power of eminent domain shall belong to Telergy Metro; provided, however, that nothing contained herein shall prevent Con Edison from applying (if permitted by law) for reimbursement from the condemning authority for any expense it suffers relating to or arising from any such taking, but only if such application will not reduce the amount of the award or other compensation otherwise recoverable from the condemning authority by Telergy Metro.

                 Section 15 - RELOCATION DUE TO PUBLIC PROJECTS

      A. If any portion of the Licensed Property is required by any governmental authority to be relocated or protected/supported in place at Con Edison's expense in whole or in part due to its interference with any public project, then Telergy Metro and Con Edison shall have the following obligations:

      (i) if the affected portion of the Licensed Property is a pole, Telergy Metro shall reimburse Con Edison for that fraction of the cost and expense of relocating or protecting/supporting in place the pole (inclusive of the cost and expense of relocating or protecting/supporting in place the wires attached to such utility pole)
            which is equal to the fraction where [***].

      (ii) if the affected portion of the Licensed Property is an underground duct in a ductbank or portion thereof (or an associated manhole or portion thereof)that must be relocated or protected/supported in place, Telergy Metro shall reimburse Con Edison for that fraction of the cost and expense of relocating or protecting/supporting in place such ductbank or portion thereof (or such manhole or portion thereof) which is equal to the fraction where the numerator is [***]

CONFIDENTIAL

[***] Confidential treatment has been requested with respect to material omitted on this page. The omitted portions have been filed separately with the Securities and Exchange Commission.

      (iii) if the affected portion of the Licensed Property is a service entrance pipe (or an associated service box) that must be relocated or protected/supported in place, Telergy Metro shall reimburse Con Edison for that fraction of the cost and expense of relocating or protecting/supporting in place such service entrance pipe (or such service box) which is equal to the fraction where the numerator is [***]


CONFIDENTIAL

[***] Confidential treatment has been requested with respect to material omitted on this page. The omitted parties have been filed separately with the Securities and Exchange Commission.

            Licensed Property is a transmission tower, Telergy Metro shall reimburse Con Edison for that fraction of the cost and expense of relocating or protecting/supporting in place the transmission tower (inclusive of the cost and expense of relocating or protecting/supporting in place the wires attached to such transmission tower) which is equal to the fraction where the numerator is [***].

      Section 16 - REPRESENTATIONS AND WARRANTIES OF TELERGY METRO

      Telergy Metro makes the following representations and warranties to Con Edison as of the date of this L&O Agreement:

      (i) Telergy Metro is a limited liability company duly organized and validly existing under the laws of the state of New York and has all the necessary power and authority to execute, deliver and perform its obligations under this L&O Agreement.

      (ii) The execution, delivery and performance by Telergy Metro of this L&O Agreement does not conflict with, or constitute a breach of or a default under, any law, regulation, order, license, contract or instrument to which Telergy Metro is subject or by which Telergy Metro is bound.

      (iii) This L&O Agreement constitutes the valid and binding agreement of Telergy Metro, enforceable against Telergy Metro in accordance with its terms.

            Section 17 - REPRESENTATIONS AND WARRANTIES OF CON EDISON

      Con Edison makes the following representations and warranties to Telergy Metro as of the date of this L&O Agreement:

      (i) Con Edison is a corporation duly organized and validly existing under the laws of the state of New York and,

CONFIDENTIAL

[***] Confidential treatment has been requested with respect to material omitted on this page. The omitted portions have been filed separately with the Securities and Exchange Commission.

            subject to approval of this L&O Agreement by the New York State Public Service Commission, has all the necessary power and authority to execute, deliver and perform its obligations under this L&O Agreement.

      (ii) The execution, delivery and performance by Con Edison of this L&O Agreement does not conflict with, or constitute a breach of or a default under, any law, regulation, order, license, contract or instrument to which Con Edison is subject or by which Con Edison is bound.

      (iii) This L&O Agreement constitutes the valid and binding agreement of Con Edison, enforceable against Con Edison in accordance with its terms.

                       Section 18 - TERMINATION FOR BREACH

      If a party breaches a material term or condition of this L&O Agreement, the non-breaching party may terminate this L&O Agreement after at least 30 days has expired since it has given the breaching Party written notice of the nature of the breach and its intention to terminate, provided that the breaching party does not cure the claimed breach within such 30 day period or within such longer period as may be provided in the written notice from the non-breaching party. If the breach has not been cured within such 30 day period or within such longer period as may be provided in the first written notice from the non-breaching party, the non-breaching party shall send a second written notice to the breaching party notifying the breaching party that this L&O Agreement is terminated. Notwithstanding the foregoing, (a) Con Edison may terminate on shorter notice than provided above and/or without any opportunity by Telergy Metro to cure if Telergy Metro interferes with any contract, mortgage, lien, encumbrance, restriction, lease, license, easement, right, or privilege affecting the Licensed Property or use of the Licensed Property to which the License Grant and Permitted Use are subject and subordinate pursuant to Section 2, paragraph C hereof if such shorter notice and/or no opportunity to cure is necessary to protect the interests of Con Edison or any other party under or with regard to any such contract, mortgage, lien, encumbrance, restriction, lease, license, easement, right, or privilege (provided, however, that a cure period shall be granted by Con Edison unless granting a cure period would violate the other contract, mortgage, lien, encumbrance, restriction, lease, license, easement, right, or privilege); and (b) Con Edison may terminate this L&O Agreement immediately upon sending written notice of such termination to Telergy Metro, without any opportunity by Telergy Metro to cure, if Telergy Metro interferes with any Use For Public Utility Purposes as defined in Section 2,

Paragraph C hereof.

      Section 19 - RECALL OF LICENSED PROPERTY; TERMINATION FOR REASONS OTHER THAN BREACH

      A. If: (i) Con Edison determines in its sole discretion (which is not to be judged by any standard of reasonableness or any similar standard) that it (or, to the extent permitted by it, any of the Con Edison Entities) requires any portion of the Licensed Property for any Use For Public Utility Purposes as defined in Paragraph C of Section 2 hereof to the exclusion of the Permitted Use by Telergy Metro; or (ii) any portion of the Licensed Property is sold or demolished in Con Edison's sole discretion ("Sale/Demolition Purposes"); or
(iii) any law, regulation, rule, ordinance, or executive order or any order, judgment, or ruling of any court or governmental agency or body of competent jurisdiction requires that any portion of the Backbone Network or any Spur Route be removed from, or not operate on, any portion of Licensed Property ("Legal Requirements"), then, upon thirty (30) days' advance written notice to Telergy Metro or upon such shorter written notice as may be reasonably required under the circumstances, Con Edison shall have the right to remove the affected portion of the Licensed Property from the Licensed Property in the License Grant (which action shall be referred to as a "recall" of the affected Licensed Property), Telergy Metro shall no longer be entitled to use the Licensed Property so recalled, and within such thirty (30) day period or such shorter period as may be required under the circumstances, the portion of the Backbone Network and any Spur Route located in, on, over, or through such recalled Licensed Property shall be removed from such Licensed Property at Telergy Metro's expense.

      B. Commencing with the date that the portion of the Backbone Network and any Spur Route located in, on, over, or through the recalled Licensed Property is removed therefrom in accordance with paragraph A of this Section, (i) the Compensation that is to be paid for, and/or the Equivalent Compensation that is to be provided with regard to, any portion of the Backbone Network or of any Spur Route located in, on, over, or through the recalled Licensed Property shall not be paid and/or provided except as described herein, and (ii) the Compensation that is to be paid for, and/or the Equivalent Compensation that is to be provided with regard to any portion of the Backbone Network or of any Spur Route that is not contained in the recalled Licensed Property but that is made inoperable by the recall of such Licensed Property shall not be paid and/or provided except as described herein. In the event that such a recall of Licensed Property makes a portion of the Backbone Network or of any Spur Routes inoperable, Con Edison shall endeavor in good faith to provide, on terms reasonably acceptable to Con Edison (which terms must also be reasonably acceptable to Telergy Metro), other Con Edison property as a substitute for the Licensed Property so recalled and Telergy Metro shall endeavor in good faith to obtain, on terms reasonably acceptable to it, the use of property of others as a substitute for the Licensed Property so recalled. Upon the earlier of (i) an agreement of Con Edison and Telergy Metro with regard to other Con Edison property as a substitute for the Licensed Property so recalled, or (ii) an agreement between Telergy Metro and another property owner for the use by Telergy Metro of such other owner's property as a substitute for the Licensed Property so recalled, but in any event no later than ninety (90) days after the date that the portion of the Backbone Network or any Spur Route located in, on, over, or through the recalled Licensed Property is required to be removed in accordance with paragraph A of this Section, Telergy Metro's obligation to pay Compensation for and/or provide Equivalent Compensation with regard to any portion of the Backbone Network or of any Spur Route not located in, on, over, or through the portion of the Licensed Property so recalled but made inoperable by such recall shall resume unless (x) no such agreement between Con Edison and Telergy Metro or between Telergy Metro and another property owner is made within such ninety (90) day period, and (y) within ten (10) days after the expiration of such ninety (90) day period, Telergy Metro terminates this L&O Agreement by written notice received by Con Edison within such ten (10) day period (which termination shall be without liability on account of such termination except for any obligation concerning the removal of the Backbone Network and any Spur Routes from the Licensed Property upon termination of this L&O Agreement). Notwithstanding anything to the contrary in the foregoing, if the portion of the Licensed Property so recalled is property in, on, over, or through which more than ten percent (10%) of the sum of the length, in linear feet, of the Backbone Network and any Spur Routes is located, then Telergy Metro may terminate this L&O Agreement upon written notice received by Con Edison not later than sixty (60) days after the date that that the portion of the Backbone Network or any Spur Route located in, on, over, or through the recalled Licensed Property is required to be removed in accordance with paragraph A of this Section, and such termination shall be without any liability on account of such termination except for any obligation concerning the removal of the Backbone Network and any Spur Routes from the Licensed Property upon termination of this L&O Agreement. Should this L&O Agreement not be terminated in accordance with this paragraph and Telergy Metro's obligation to pay Compensation and/or provide Equivalent Compensation with regard to any portion of the Backbone Network or of any Spur Route not located in, on, over, or through the portion of the Licensed Property so recalled but made inoperable by such recall therefore resume in accordance with this paragraph, Telergy Metro may be unable to provide the Equivalent Compensation that it provided prior to such recall. In the event that any Equivalent Compensation that was provided with regard to the Backbone Network prior to such recall cannot be provided, Telergy Metro, in lieu of providing any such Equivalent Compensation with regard to the Backbone Network (except for any Equivalent Compensation that Con Edison elects to continue to receive as provided in this sentence and except as otherwise provided in this paragraph), shall pay Compensation (based on Exhibit 3 hereof and without any set off for the value of Equivalent Compensation) to Con Edison for the location of the entire Backbone Network in, on, over, or through the Licensed Property less the value (as set forth in Exhibit 3 hereof) of any Equivalent Compensation with regard to the Backbone Network that Con Edison in its sole discretion (which is not to be judged by any standard of reasonableness or any other similar standard), elects, by written notice to Telergy Metro to continue to receive. Such obligation to pay Compensation in lieu of providing Equivalent Compensation shall continue until such time as all Equivalent Compensation with regard to the Backbone Network that was provided prior to such taking can again be provided to Con Edison. Con Edison's rights in Exhibit 3 to otherwise change the election of any Equivalent Compensation with regard to the Backbone Network shall not be limited or otherwise adversely affected by any such recall or by the rights or obligations contained in this paragraph. Until such time as all Equivalent Compensation with regard to the Backbone Network that was provided prior to such recall can again be provided to Con Edison, Con Edison shall not be required to receive any Equivalent Compensation with regard to the Backbone Network notwithstanding anything to the contrary in Exhibit 3 hereof. In the event that any Equivalent Compensation that was provided with regard to a Spur Route prior to such recall cannot be provided, Telergy Metro, in lieu of providing any such Equivalent Compensation with regard to the affected Spur Route(s) (except for any Equivalent Compensation that Con Edison elects to continue to receive as provided in this sentence and except as otherwise provided in this paragraph), shall pay Compensation (based on Exhibit 3 hereof and without any set off for the value of Equivalent Compensation) for the location of the affected Spur Route(s) in, on, over, or through the Licensed Property less the value (as set forth in Exhibit 3 hereof) of any such Equivalent Compensation with regard to the affected Spur Route(s) that Con Edison, in its sole discretion (which is not to be judged by any standard of reasonableness or any other similar standard), elects, by written notice to Telergy Metro to continue to receive. Such obligation to pay Compensation in lieu of providing Equivalent Compensation with regard to an affected Spur Route shall continue until such time as the entire Equivalent Compensation with regard to the affected Spur Route that was provided prior to such recall can again be provided to Con Edison (it being understood that the obligation under this paragraph to pay Compensation in lieu of providing Equivalent Compensation for an affected Spur Route shall cease for that Spur Route when the entire Equivalent Compensation


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

for such Spur Route that was provided prior to such recall can again be provided to Con Edison, even though the entire Equivalent Compensation with regard to another affected Spur Route that was provided prior to such recall cannot yet be provided to Con Edison and the obligation under this paragraph to pay Compensation in lieu of providing Equivalent Compensation with regard to such other affected Spur Route continues). Con Edison's rights in Exhibit 3 to otherwise change the election of any Equivalent Compensation with regard to any Spur Route shall not be limited or otherwise adversely affected by any such recall or the rights or obligations contained in this paragraph. Until such time as all Equivalent Compensation with regard to the affected Spur Route(s) can again be provided to Con Edison, Con Edison shall not be required to receive any Equivalent Compensation with regard to the affected Spur Route(s) notwithstanding anything to the contrary in Exhibit 3 hereof.

      C. In the event of a recall of Licensed Property pursuant to this Section, the sole and exclusive remedies of Telergy Metro shall be as provided in Paragraph B of this Section and Con Edison shall have no other obligation or liability to any person or entity ("Recall Liability") on account of such recall. Telergy Metro hereby irrevocably and unconditionally agrees to release and forever discharge the Protected Parties (as defined in Section 12) from any and all such Recall Liability, to waive any and all rights to assert any Recall Liability against such Protected Parties or any of them in the future and, to defend, indemnify and hold such Protected Parties harmless from and against any and all claims for Recall Liability (including, without limitation, attorney fees and other legal costs and expenses incurred in connection therewith).

      D. Should a party dissolve or be liquidated, or admit in writing its inability to pay its debts as they become due, or fail to lift an execution, garnishment or attachment of such consequence as will impair such party's ability to perform substantially its obligations pursuant to this L&O Agreement, or commit any act of bankruptcy, or be adjudicated as a bankrupt, or make an assignment for the benefit of its creditors, or enter into an agreement of composition with its creditors, or should a court of competent jurisdiction approve a petition applicable to a party in any proceeding for the reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding instituted under the provisions of any bankruptcy act or under any similar act in any domestic or foreign jurisdiction which may now be in effect or hereafter enacted, or within sixty (60) days after the commencement of any such proceeding against a party such proceeding shall not have been dismissed, or should an answer be filed by a party admitting or not contesting the material allegations of a petition against it in such a proceeding, or should a trustee, receiver or liquidator of a party or of any material part of its properties be appointed without such party's consent or acquiesce and such appointment not be vacated within sixty (60) days of such appointment, or should a party seek or consent or acquiesce in the appointment of any trustee, receiver or liquidator of itself or of any material part of its properties, then, to the extent that termination is not prohibited by applicable law, the other party, upon written notice to the first party, may terminate this L&O Agreement.

                              Section 20 - SECURITY

      As security for any provision by Telergy Metro of Equivalent Compensation, Telergy Metro shall grant Con Edison a senior lien and security interest in the following, the use of which are provided as Equivalent Compensation: each of the single mode dark fiber strands provided with regard to the Backbone Network and/or any Spur Route; the lightwave distribution patch panels at the locations specified for such lightwave distribution patch panels in Exhibit 3 hereof with regard to the Backbone Network; any lightwave distribution patch panels at any locations specified in any written agreement of the parties pursuant to Paragraph D of Section 2 hereof with regard to any Spur Route; and any Telergy Metro-owned duct or other conduit and fiber optic facilities necessary to properly connect such distribution light wave patch panels with such single mode dark fiber strands (the "Secured Facilities"). Telergy Metro agrees that it shall execute such documents and make such filings at Telergy Metro's expense as are reasonably requested by Con Edison in order to perfect, record and file the senior lien and security interest in such Secured Facilities the use of which are provided as Equivalent Compensation with regard to the Backbone Network. Telergy Metro agrees to pay any mortgage tax, recording fee, and any other costs associated with perfecting, filing and recording such senior lien and security interest in such Secured Facilities the use of which are provided as Equivalent Compensation with regard to the Backbone Network, including but not limited to any such tax, fee, or other cost associated with perfecting, filing and recording a UCC-1. Should Con Edison wish to perfect, file and record any senior lien and security interest in the Secured Facilities the use of which are provided as Equivalent Compensation with regard to any Spur Route, Con Edison shall be responsible for any taxes, fees and costs associated therewith.

                           Section 21 - FORCE MAJEURE

      Without limitation of any other provision of this L&O Agreement that limits liability or conditions any obligation to perform, neither Party shall have any liability for any delay in performing or any failure to perform caused by any event or occurrence beyond its reasonable control, including but not limited to acts of God, earthquakes, extraordinary weather conditions, accidents such as fires or explosions not due to the negligence of the party claiming the force majeure event as the reason for a delay in performing or failure to perform, strikes, labor disputes, riots, insurrections, acts of war (whether declared or otherwise), and acts or failures to act of governmental authorities.

                Section 22 - SUBJECT TO PSC APPROVAL; TERMINATION

      This L&O Agreement is subject to, conditioned upon, and effective upon PSC Approval; provided, however, that if the PSC or a court of competent jurisdiction should subsequently modify such PSC Approval in a manner not acceptable in the sole discretion of either party (which discretion shall not be judged by any standard of reasonableness or any similar standard) or reverse or otherwise negate such PSC Approval, this L&O Agreement shall terminate (which would result, among other things, in the Backbone Network and any Spur Routes having to be removed from the Licensed property in accordance with Section 10 hereof); and provided further, that if PSC Approval is not obtained within two
(2) years after Con Edison initially applies for such PSC Approval as referenced in this Section, either party may terminate this L&O Agreement upon written notice to the other party that is received by such other party within thirty
(30) days of the expiration of such two (2) year period. Within twenty-one (21) days after this L&O Agreement has been executed by each party and delivered to the other party, Con Edison shall apply to the New York State Public Service Commission for such PSC Approval. Con Edison shall notify Telergy Metro in writing that such application has been filed with the PSC within ten (10) business days after such filing and provide Telergy Metro with a copy of the application. After such application has been filed by Con Edison with the PSC, Telergy Metro may seek to have such application approved by the PSC. Telergy Metro shall not directly or indirectly attempt to have any portion of this L&O Agreement changed during any such approval process.

                             Section 23 - SUBJECT TO
             AGREEMENT TO CONSTRUCTION/INSTALLATION REQUIREMENTS AND
                            MAINTENANCE REQUIREMENTS

      It is understood and agreed that Telergy Metro is to bear all cost and expense associated with constructing, installing, maintaining and operating the Backbone Network and any Spur Routes. Furthermore, any Permitted Use of the Licensed Property is subject to and conditioned upon Telergy Metro agreeing in a signed writing, within ninety (90) days after the date of this L&O Agreement, to construction/installation requirements being developed by Con Edison (the "Construction/Installation

Requirements") and to maintenance requirements being developed by Con Edison (the "Maintenance Requirements"), which Construction/Installation Requirements and/or Maintenance Requirements shall govern matters relating to or pertaining to the construction, installation and maintenance of the Backbone Network and any Spur Route(s). Such matters may include, but shall not be limited to: selection of ducts, poles, service pipes, locations on transmission towers, locations on transmission tower rights of way, requirements as to who may perform certain work (Con Edison personnel, approved contractors, etc.), requirements for Con Edison review and/or approval of proposed work and related documents or drawings, qualification and training requirements for performing work, procedures for performing services, required contractual terms and conditions for work to be performed by other than Con Edison personnel, requirements for notification to and coordination with Con Edison concerning work, requirements for the presence of Con Edison personnel during work performed by others, charges or formulas for charges for Con Edison personnel, access, environmental requirements, safety, and training. All portions of such contemplated Construction/Installation Requirements and Maintenance Requirements shall be developed by Con Edison in its sole discretion (which is not to be judged by any standard of reasonableness or any similar standard) and no matter relating to or pertaining to the construction, installation or maintenance of the Backbone Network or any Spur Route that may appear in this L&O Agreement shall be deemed to limit or otherwise affect the contents of such Construction/Installation Requirements and/or the Maintenance Requirements. Telergy Metro agrees that it shall pay Con Edison for any work performed by Con Edison personnel, whether or not covered by such Construction/Installation Requirements and/or the Maintenance Requirements at prices that are not less than those required pursuant to any affiliate transaction rules that Con Edison is required to follow.

                      Section 24 - MISCELLANEOUS PROVISIONS

      A. Entire Agreement. This L&O Agreement, together with its referenced documents, constitutes the entire agreement and understanding between the parties relating to the subject matter hereof. Any prior written or oral agreements, representations, warranties, promises or understandings between the parties relating to such subject matter are merged in this L&O Agreement. Any amendments to this L&O Agreement must be in writing and executed by authorized representatives of both parties. No waiver of any right under this L&O Agreement shall be effective unless in writing and signed by an authorized representative of the party granting such waiver and such waiver shall be effective only with respect to the particular event expressly referred to in such signed writing.

      B. Governing Law. This L&O Agreement will be governed by the laws of the State of New York, without regard to such State's conflict of laws rules.

      C. Successors and Assigns/Assignment. This L&O Agreement shall apply to and bind the successors and permitted assigns of the parties provided, however, that neither Party may assign this L&O Agreement without the prior express written consent of the other party, which consent shall not unreasonably be withheld. Any purported assignment without such prior express written consent shall be void. Notwithstanding the foregoing, however, (i) either party may, without the other party's consent, assign this L&O Agreement to (1) a parent corporation or other organization that owns or controls a majority interest in such party, or (2) a corporation or other organization that is entirely owned or controlled by the same corporation or other organization that entirely owns or controls such party, or (3) a corporation or other organization that is entirely owned or controlled by such party, and (ii) Telergy Metro may, without Con Edison's consent, assign this L&O Agreement to Telergy Inc. Unless otherwise agreed in a writing signed by authorized representatives of both parties, any assignment of this L&O Agreement, whether or not requiring consent of the other party: (1) shall be conditioned on the assignee expressly assuming all of the obligations of the assignor under this L&O Agreement and (2) shall not be a novation or otherwise release or discharge the assignor from any of its obligations under this L&O Agreement.

      D. Counterparts. This L&O Agreement may be signed in one or more counterparts, each of which is an original for all purposes but all of which taken together constitute only one instrument.

      E. Severability. If any provision of this L&O Agreement or any application of any such provision is held by a court of competent jurisdiction to be invalid or unenforceable, the affected provision or application shall be stricken or limited so as to give it the effect intended to the fullest extent permitted by law, and the remaining provisions of this L&O Agreement and applications of such provisions shall continue in full force and effect.

      F. Notices. All notices and other communications hereunder required to be in writing shall be personally delivered, mailed by registered or certified mail, return receipt requested, postage paid, or transmitted by facsimile, as provided below. A party may change its address/facsimile number for receipt of written notices by notifying the other party in writing of such change pursuant to this Paragraph F.

            If to Con Edison

            Consolidated Edison Company of New York, Inc.
            4 Irving Place
            New York, New York 10003
            Attn:
                        Director, Technology Services - Communication
                        Services

            Telephone: (212) 460-4891
            Facsimile: (212) 228-5481

            If to Telergy Metro

            Telergy Metro, LLC
            5784 Widewaters Parkway
            Syracuse, New York 13214
            Attn: President
            Telephone (315) 449-0388
            Facsimile (315) 449-0397

With a copy to:

            Telergy, Inc.
            20 Corporate Woods
            Suite 100
            Albany, New York 12211
            Attn:  General Counsel

Such notice or other communication shall be deemed duly given when received or refused by the addressee.


      G. Submission To Jurisdiction/Choice Of Forum/Service Of Process. The parties hereby irrevocably submit to the jurisdiction of the courts located within the State of New York with regard to any controversy arising out of or relating to this L&O Agreement. The parties agree that service of process on each other in relation to such jurisdiction may be made, at the option of the serving party, by certified or registered mail, return receipt requested, postage prepaid addressed as set forth below by actual personal delivery to the party to be served at the address set forth below:

            If Con Edison Is The Party To Be Served

            Consolidated Edison Company of New York, Inc.
            4 Irving Place, Room 1618-S
            New York, New York 10003
            Attn:  Office Of The Secretary

            If Telergy Metro Is The Party To Be Served

            Telergy Metro, LLC
            5784 Widewaters Parkway
            Syracuse, New York 13214
            Attn: President

With a copy to:

            Telergy, Inc.
            20 Corporate Woods
            Suite 100
            Albany, New York 12211
            Attn:  General Counsel

A party may change its address/facsimile number for receipt of service of process by notifying the other party in writing of such change pursuant to Paragraph F of this Section 24. Service of process pursuant to this Paragraph shall be deemed to be sufficient even under circumstances where, apart from this L&O Agreement, there would be no jurisdictional basis for such service. Service of process on a Party may also be effected in any manner permitted by law. The Parties consent to the selection of the New York City, New York State and United States courts situated within the City of New York or Westchester County (State of New York) as the exclusive forums for any legal proceeding arising out of or relating to this L&O Agreement.

      H. No Third Party Rights. Except as may be expressly provided herein, nothing in this L&O Agreement is intended or shall be construed to grant any rights or benefits to any entity or person other than the parties and their successors and permitted assigns.

      I. No Brokers. Con Edison and Telergy Metro each represent and warrant that no broker or other third party brought about the execution and delivery of this L&O Agreement and no discussion or other contact was had with any broker or other third party which could be the basis of a claim for any brokerage commission, finder's fee or similar payment arising from, related to, or connected with this L&O Agreement ("Broker Claims"). Each party agrees to defend, indemnify, and hold the other party harmless from any and all Broker Claims arising from, related to, or connected with the indemnifying party's discussion or other contact with any broker or other third party.

      J. L&O Agreement Not Binding Until Executed And Delivered. No portion of this L&O Agreement is binding upon a party hereto until it is executed by an authorized representative of that party in the space provided below and delivered to the other party.

Prior to such execution and delivery, neither the submission, exchange, return, discussion, nor the negotiation of this document, whether or not this document is then designated as a "draft" document, shall have any binding effect.

      IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this L&O Agreement as of the date first above written.

TELERGY METRO, LLC                      CONSOLIDATED EDISON COMPANY
                                          OF NEW YORK, INC.


By: /s/Brian P. Kelly                   By: /s/Charles F. Soutar
   -------------------------------         -------------------------------
Name: Brian P. Kelly                    Name: Charles F. Soutar
Title: Chief Executive Officer          Title: Executive Vice President


                                       47